                                          EXHIBIT 5.1


                     CONSENT OF RIKER, DANZIG, SCHERER, HYLAND & PERRETTI

                           RIKER, DANZIG, SCHERER, HYLAND & PERRETTI
                                      Headquarters Plaza
                                     One Speedwell Avenue
                              Morristown, New Jersey  07962-1981
                                        (201) 538-0800
                                      Fax (201) 538-1984
                                        ______________

                                     170 West State Street
                                Trenton, New Jersey 08608-1102
                                        (609) 396-2121
                                      Fax (609) 396-4576

                                        August 18, 1994


Thomas & Betts Corporation
1555 Lynnfield Road
Memphis, Tennessee  38119

Dear Sirs:

       We have acted as New Jersey counsel to Thomas & Betts Corporation (the "Company"), a New Jersey corporation, in connection with the Company's acquisition (the "Acquisition") of a minority interest (the "Minority Interest") in Leviton Manufacturing Co., Inc. (together with shares of common stock of Deal Electric Corp. and Electro Porcelain Co., Ltd.) pursuant to a Stock Purchase Agreement (the "Stock Purchase Agreement"), dated July 12, 1994, as amended, by and among Thomas A. Blumberg, Elaine Blumberg, Bernard L. Blumberg, Betsy B. Watson, Karen L. Blumberg, Elaine Blumberg as Trustee U/L/W of Esther Barnes f/b/o Betsy B. Watson, Bernard Blumberg and Karen Blumberg, Esther Leviton and Elaine Blumberg, Trustees f/b/o Betsy A. Blumberg, Esther Leviton and Elaine Blumberg, Trustees f/b/o Karen L. Blumberg and Esther Leviton and Elaine Blumberg, Trustees f/b/o Bernard L. Blumberg (the "Selling Stockholders") and the Company.

       In connection with the Acquisition, the Company has filed with the Securities and Exchange Commission, under the Securities Act of 1933, as amended, a registration statement on Form S-3, as amended (the "Registration Statement") under which Selling Stockholders intend to sell in a public offering up to 398,883 shares of Common Stock, par value $.50 per share, of the Company.

       In rendering the opinions expressed below, we have examined originals or copies certified or otherwise identified to our satisfaction of all such records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and such other documents as we have deemed necessary as a basis for the opinions expressed below. In our examination we have assumed and have not verified that the signatures on all documents which we have examined are genuine, the authenticity of all documents submitted to us as originals and the conformity with authentic original documents of all documents submitted to us as copies. As to the various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company and other appropriate persons.

       Based on the foregoing, we are of the opinion that:

       (i) the Company is duly incorporated, validly existing and in good standing under the laws of the State of New Jersey;

       (ii) the shares of the Company's Common Stock issued to the Selling Stockholders pursuant to the Stock Purchase Agreement have been duly authorized and are validly issued, fully paid and nonassessable; and

       (iii) under the laws of the State of New Jersey as presently in effect, no personal liability will attach to the holders of such shares as such holders.

       The foregoing opinions are limited to the federal laws of the United States of America and the laws of the State of New Jersey, and we do not express any opinion as to the laws of any other jurisdiction.

       We hereby consent to the reference to our firm under the caption "Legal Matters" in the Prospectus to the Registration
Statement and to the use of this opinion as an exhibit to the Registration Statement.

                            Very truly yours,

                            /s/ Riker, Danzig, Scherer, Hyland & Perretti